EXHIBIT 23

Strictly Confidential

Engagement Letter

April 30, 2012

DEFIANTE FARMACÊUTICA, S.A.

Rua da Alfandega, n 78, 3

9000-059 Funchal

Portugal

Re: Sale of Securities Transaction

This agreement (this “Agreement”) will confirm the arrangements under which Jefferies & Company, Inc. (“Jefferies”) has been engaged by Defiante Farmacêutica, S.A., a corporation organized under the laws of Portugal (the “Selling Stockholder”), which is an affiliate of Sigma-Tau Finanziaria S.p.A (“Sigma-Tau”), to act as set forth below in connection with one or more possible Transactions (as defined below).

1.                                       Retention.      The Selling Stockholder hereby retains and authorizes Jefferies, during the term of this engagement, to act as sole and exclusive placement agent in connection with any transaction (a “Transaction”) involving the sale and/or placement of that number of shares of common stock of SciClone Pharmaceuticals, Inc. (the “Company”) set forth below the Selling Stockholder’s signature hereto which are held by the Selling Stockholder (the “Securities”).  For the avoidance of doubt, if a Transaction is executed in more than one issuance or tranche, each shall be deemed to be a Transaction for the purposes of this Agreement.  It is understood and agreed that the engagement of Jefferies pursuant to this Agreement is not an express or implied commitment by, nor shall this Agreement otherwise create any obligation on, Jefferies to underwrite, place or purchase any Securities or otherwise provide or arrange any financing.  The date of closing of the Transaction, which is expected to be May 3, 2012, shall be referred to herein as the “Closing Date”.

2.                                       Cooperation.

(a)                                  The Selling Stockholder agrees to promptly advise Jefferies of all developments of which it has actual knowledge materially affecting any proposed Transaction or the completeness or accuracy of the information previously furnished to Jefferies, and agrees that no material initiatives relating to the proposed Transaction will be taken without Jefferies having been consulted in advance thereof.  If any Selling Stockholder or, to any Selling Stockholder’s knowledge, any of its securityholders, affiliates or other advisors or representatives are contacted by any party concerning a potential Transaction, such Selling Stockholder will promptly inform Jefferies of such inquiry, and all relevant details thereof.

(b)                                 The Selling Stockholder acknowledges that Jefferies (i) will be relying on information and data provided to Jefferies (including, without limitation, information provided by or on behalf of a Selling Stockholder, Sigma-Tau and/or the Company) and

available from generally recognized public sources, without having independently verified the accuracy or completeness thereof, and (ii) does not assume responsibility for the accuracy or completeness of any such information and data.

(c)                                  The Selling Stockholder acknowledges that is it not in possession of material non-public information about the Company.  The Selling Stockholder represents and warrants that such person or entity is the sole owner of the Securities and has good, valid and marketable title to such Securities free and clear of all restrictions, claims, liens, charges, encumbrances and equities whatsoever.  The Selling Stockholder represents that he or it has full right, power and authority to sell, transfer and deliver such Securities and will transfer good, valid and marketable title thereto free and clear of any restriction, claim, lien, charge, encumbrance or equity whatsoever.

(d)                                 The Selling Stockholder agrees that Jefferies will be entitled to rely, as an express third-party beneficiary, on (i) any opinion of counsel to the Selling Stockholder (if any) provided to investors in such Transaction, and (ii) Jefferies will be entitled to rely, as an express third-party beneficiary, on the representations, warranties and covenants of the Selling Stockholder and the investors in such Transaction that are set forth in the definitive agreement between the Selling Stockholder and the investors in such Transaction (such agreement or agreements (if any), collectively, the “Purchase Agreement”).  The Purchase Agreement (if any) shall be in form and substance reasonably satisfactory to Jefferies.

3.                                       Use of Name, Agreement.  The Selling Stockholder agrees that any reference to Jefferies in any release, communication or other material is subject to Jefferies’ prior written approval, which may be given or withheld in its reasonable discretion, for each such reference. The Selling Stockholder agrees not to disclose this Agreement, the contents hereof or the activities of Jefferies pursuant hereto to any other party without the prior approval of Jefferies.

4.                                       Compensation.  Promptly upon the closing of each Transaction, the Selling Stockholder shall pay to Jefferies a cash fee (the “Transaction Fee”) in an amount equal to 5.0% of the aggregate gross proceeds received from the sale of the Securities (“Gross Proceeds”) which shall be the sole fee owed by the Selling Stockholder to Jefferies in connection with such Transaction.

5.                                       Expenses.  In addition to any fees that may be paid to Jefferies hereunder, whether or not any Transaction occurs, the Selling Stockholder will reimburse Jefferies, promptly upon receipt of an invoice therefor for such Selling Stockholder’s Proportionate Share (as defined below) of all out-of-pocket expenses (including fees and expenses of its counsel, and the fees and expenses of any other independent experts retained by Jefferies) reasonably incurred by Jefferies and its designated affiliates in connection with the engagement contemplated hereunder; provided that the amount of such fees and expenses for which Jefferies shall seek reimbursement from the Selling Stockholder under this Section 5 shall not exceed the Proportionate Share of $30,000 in the aggregate without the Selling Stockholder’s consent (not to be unreasonably withheld).  The “Proportionate Share” shall be a fraction, the numerator of which is the number of Securities sold pursuant to the Transaction, and the denominator of which is the total number of shares of stock of the Company sold by affiliates of Sigma-Tau pursuant to an agreement entered into by Jefferies with such affiliates (“Selling Stockholder Affiliates”) on the date of this Agreement.

6.                                       Indemnification, etc.  As further consideration under this Agreement, the Selling Stockholder shall indemnify and hold harmless the Indemnified Persons (as defined in Schedule A) in accordance with Schedule A.  The terms and provisions of Schedule A are incorporated by reference herein, constitute a part hereof and shall survive any termination or expiration of this Agreement.  Neither Jefferies nor any of the Indemnified Persons shall be responsible or have any liability for any indirect, special or consequential damages arising out of or in connection with this Agreement or the transactions contemplated hereby, even if advised of the possibility thereof.

7.                                       Termination.  Jefferies’ engagement hereunder will commence upon the execution of this Agreement by the Selling Stockholder and Jefferies, and will conclude upon the earlier of (a) the Closing Date, (b) three (3) days after delivery of written notice from any Selling Stockholder to Jefferies of termination or (c) three (3) days after delivery of written notice from Jefferies to the Selling Stockholder of termination. Upon any termination of this Agreement, the Selling Stockholder shall promptly pay Jefferies any accrued but unpaid fees hereunder, and shall reimburse Jefferies for any unreimbursed expenses that are reimbursable hereunder.  Upon any termination of this Agreement, the rights and obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 3-7, 9-17, and Schedule A, which shall survive such termination; provided that Sections 4 and 5 shall only apply to a Transaction that occurs prior to termination.

8.                                       Exclusivity.  During the term of this Agreement, the Selling Stockholder agrees, that it will not, directly or indirectly, offer any Securities or solicit an offer to purchase any Securities, or otherwise contact or enter into a discussion with any other party in connection with the structuring, issuance, sale, arrangement, placement or purchase of Securities, other than through Jefferies. In addition, and without limiting the foregoing, during the term of this Agreement, the Selling Stockholder will not, and will not permit any securityholder, affiliate, advisor or representative of such Selling Stockholder to engage any other party to perform any services or act in any capacity for which Jefferies has been engaged pursuant to this Agreement with respect to any potential Transaction without the prior written approval of Jefferies.

9.                                       Other Transactions; Disclaimer.

(a)                                  The Selling Stockholder acknowledges that Jefferies’ parent, Jefferies Group, Inc. (collectively with its subsidiaries and affiliates, the “Jefferies Group”) is a full service financial institution engaged in a wide range of investment banking and other activities (including investment management, corporate finance, securities issuing, trading and research and brokerage activities) from which conflicting interests, or duties, may arise.  Information that is held elsewhere within the Jefferies Group, but of which none of the individuals in Jefferies’ investment banking department involved in providing the services contemplated by this Agreement actually has (or without breach of internal procedures can properly obtain) knowledge, will not for any purpose be taken into account in determining Jefferies’ responsibilities to the Selling Stockholder under this Agreement.  Neither Jefferies nor any other part of the Jefferies Group will have any duty to disclose to the Selling Stockholder or utilize for the Selling Stockholder ‘s benefit any non-public information acquired in the course of providing services to any other party, engaging in any transaction (on its own account or otherwise) or otherwise carrying on its business.  In addition, in the ordinary course of business, the Jefferies Group may trade the securities of Sigma-Tau and of potential participants in the transactions contemplated hereby for its own account and for the accounts of customers, and may at any time hold a long or short position in such securities.  Jefferies recognizes its responsibility for compliance with federal securities laws and regulations in connection with such activities.   Further, the Selling Stockholder acknowledges that from time to time Jefferies’ research department may publish research reports or other materials, the substance and/or timing of which may conflict with the views or advice of the members of Jefferies’ investment banking department, and may have an adverse effect on Sigma-Tau’s interests in connection with the Transaction or otherwise.  Jefferies’ investment banking department is managed separately from its research department, and does not have the ability to prevent such occurrences.  The Jefferies Group, its directors, officers and employees may also at any time invest on a principal basis or manage or advise funds that invest on a principal basis in any company that may be involved in the transactions contemplated hereby.

(b)                                 The Selling Stockholder acknowledges and agrees that (i) Jefferies will act as an independent contractor hereunder, its responsibility is solely owed to the Selling Stockholder and contractual in nature, and Jefferies does not owe the Selling Stockholder, or any other person or entity (including, without limitation, any securityholders, affiliates, creditors or employees of the Selling Stockholder), any fiduciary or similar duty as a result of its engagement hereunder or otherwise (except for those duties of Jefferies expressly agreed to herein), (ii) Jefferies and its affiliates will not be liable for any losses, claims, damages or liabilities arising out of the actions taken, omissions of or advice given by any third parties who are providing services to the Selling Stockholder, (iii) Jefferies is not an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction, (iv) the Selling Stockholder has consulted, and will consult, as appropriate, with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of this Agreement and the transactions contemplated hereby, and that Jefferies and its affiliates shall have no responsibility or liability with respect thereto, and (v) the Selling Stockholder is capable of evaluating the merits and risks of such transactions and the fees payable in connection therewith and that it understands and accepts the terms, conditions, and risks of such transactions and fees.

(c)                                  In connection with any Transaction involving the offer and sale by any Selling Stockholder of any securities, (i) such sale, including the determination of the price of such securities, shall be an arm’s-length commercial transaction between the Selling Stockholder and the other parties to a Transaction, (ii) Jefferies will not be the agent or fiduciary of the Selling Stockholder or its securityholders, affiliates, creditors, employees or any other party, (iii) Jefferies shall not assume fiduciary responsibility in favor of the Selling Stockholder (irrespective of whether Jefferies has advised or is currently advising the Selling Stockholder on other matters) and Jefferies shall have no obligation to the Selling Stockholder with respect to the Transaction except as may be set forth herein, and (iv) the Selling Stockholder agrees that it will not hold Jefferies liable or responsible in the event that a Transaction is not successfully consummated, including but not limited to, as a result of an adverse change in the financial or securities markets, insufficient demand for instruments similar to the Securities or lack of interest by investors in the Transaction.

10.                                 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

11.                                 Exclusive Jurisdiction.

(a)                                  Except as set forth below, the parties agree that any dispute, claim or controversy directly or indirectly relating to or arising out of this Agreement, the termination or validity of this Agreement, any alleged breach of this Agreement, the engagement contemplated by this Agreement or the determination of the scope of applicability of this agreement to this Section 11 (any of the foregoing, a “Claim”) shall be commenced in the Commercial Division of the Supreme Court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters and shall decide the merits of each claim on the basis of the internal laws of the State of New York without regard to principles of conflicts of law. The Selling Stockholder and Jefferies agree and consent to personal jurisdiction, service of process and venue of such courts, waive all right to trial by jury for any claim and agree not to assert the defense of forum non-conveniens.  The Selling Stockholder and Jefferies also agree that service of process may be effected through next-day delivery using a nationally-recognized overnight courier or personally delivered to the addresses set forth or referred to in Section 14 hereof.  The Selling Stockholder shall pay all of Jefferies’ costs and expenses (including, without limitation, fees and expenses of counsel) in an enforcement proceeding if the court in such proceeding determines that Jefferies is entitled to recover amounts due hereunder.  The Selling Stockholder and Jefferies further agree that a final, non-appealable judgment in respect of any claim brought in any such court shall be binding and may be enforced in any other court having jurisdiction over the party against whom the judgment is sought to be enforced.  The Selling Stockholder also hereby consents to personal jurisdiction, service and venue in any court in which any action (as defined in Schedule A) is brought by any third party against Jefferies or any Indemnified Person.

(b)                                 The Selling Stockholder irrevocably appoints Sigma-Tau Pharmaceuticals, Inc., 9641 Washingtonian Blvd, Suite 500, Gaithersburg, Maryland 20878, Attn. Fabio Amabile, Assistant Secretary, to be its agent for the receipt of Service Documents.  If the agent at any time ceases for any reason to act as such, the Selling Stockholder shall appoint a replacement agent having an address for service in New York and shall notify Jefferies of the name and address of the replacement agent.  Failing such appointment and notification, Jefferies shall be entitled by notice to the Selling Stockholder to appoint a replacement agent to act on behalf of the Selling Stockholder.  The provisions of this clause applying to service on an agent apply equally to service on a replacement agent. A copy of any Service Document served on an agent shall be sent by post to the Selling Stockholder.  Failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document. “Service Document” means a claim form, application notice, order, judgment or any other document relating to any Claim. The persons identified in Section 15(a) below shall also be provided with a copy of any Service Document sent to the Selling Stockholder under this Section 12.

12.                                 Payments.  All payments to be made to Jefferies hereunder shall be non-refundable and made in cash by wire transfer of immediately available U.S. funds.  No fee payable to Jefferies hereunder shall be credited against any other fee due to Jefferies.  The Selling Stockholder’s obligation to pay any fee or expense set forth herein shall be absolute and unconditional and shall not be subject to reduction by way of setoff, recoupment or counterclaim.

13.                                 Announcements, etc.  The Selling Stockholder agrees that Jefferies may, following consummation of a Transaction, describe the Transaction in any form of media or in Jefferies’ marketing materials, stating Jefferies’ role and other material terms of the Transaction and using any Selling Stockholder’s name and logo in connection therewith. The Selling Stockholder agrees that any press release it may issue announcing a Transaction will, at Jefferies’ request, contain a reference to Jefferies’ role in connection with the Transaction in form and substance reasonably satisfactory to Jefferies. To the extent the Transaction is not publicly announced, Jefferies agrees that any reference to any Selling Stockholder in any public release is subject to such Selling Stockholder’s prior written approval for the first use thereof, which may be given or withheld in its reasonable discretion.

14.                                 Notices.  Notice required to be given in writing pursuant to any of the provisions of this Agreement shall be mailed by next-day delivery using an internationally-recognized overnight courier or hand-delivered (a) if to the Selling Stockholder, c/o Sigma-Tau Finanziaria S.p.A, Via Sudafrica, 20-00144 Roma Italia, Attention Fabio Amabile, with a copy by email to fabio.amabile@sigmataufin.com and a copy to Peter Sternberg at psternberg@orrick.com and (b) if to Jefferies, at 520 Madison Avenue, New York, New York 10022, Attention: General Counsel.

15.                                 Miscellaneous.  This Agreement and the confidentiality agreement between the parties dated April 24, 2012, constitutes the entire agreement between the parties with respect to the subject matter hereof, and may not be amended or modified except in writing signed by each party hereto. This Agreement may not be assigned by either party hereto without the prior written consent of the other, to be given in the sole discretion of the party from whom such consent is being requested.  Any attempted assignment of this Agreement made without such consent shall be void and of no effect, at the option of the non-assigning party.  This Agreement is solely for the benefit of the Selling Stockholder, Jefferies and, to the extent expressly set forth herein, the Indemnified Persons and no other party shall be a third party beneficiary to, or otherwise acquire or have any rights under or by virtue of, this Agreement; provided that Jefferies may, in the performance of its services hereunder, procure the services of other members of the Jefferies Group (as defined above), which members shall be entitled to the benefits and subject to the terms of this Agreement.  If any provision hereof shall be held by a court of competent jurisdiction to be invalid, void or unenforceable in any respect, or against public policy, such determination shall not affect such provision in any other respect nor any other provision hereof.  Headings used herein are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.  This Agreement may be executed in facsimile or other electronic counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same document.  This Agreement has been reviewed by each of the signatories hereto and its counsel.  There shall be no construction of any provision against Jefferies because this Agreement was drafted by Jefferies, and the parties waive any statute or rule of law to such effect.

16.                                 Patriot Act.  Jefferies hereby notifies the Selling Stockholder that pursuant to the requirements of the USA PATRIOT Improvement and Reauthorization Act. Pub. L. N 109-177 (Mar. 9, 2006) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Selling Stockholder in a manner that satisfies the requirements of the Patriot Act.  This notice is given in accordance with the requirements of the Patriot Act.

Please sign below and return to Jefferies to indicate the Selling Stockholder’s acceptance of the terms set forth herein, and once executed by each of Jefferies and the Selling Stockholder, this Agreement shall constitute a binding agreement between the Selling Stockholder and Jefferies as of the date first written above.

Sincerely,

JEFFERIES & COMPANY, INC.

/s/ Michael Brinkman
Name: Michael Brinkman
Title: Managing Director

Accepted and Agreed:

DEFIANTE FARMACÊUTICA, S.A.

/s/ Paulo Viegas
Name: Paulo Viegas
Title: CEO

Number of Shares of the Company to be sold: 6,328,469

SCHEDULE A

Reference is made to the Agreement attached hereto between Jefferies and the Selling Stockholder.  Unless otherwise noted, all capitalized terms used herein shall have the meanings set forth in the Agreement.

As further consideration under the Agreement, the Selling Stockholder agrees to indemnify and hold harmless Jefferies and its affiliates, and each of their respective officers, directors, managers, members, partners, employees and agents, and any other persons controlling Jefferies or any of its affiliates (collectively, “Indemnified Persons”), to the fullest extent lawful, from and against any claims, liabilities, losses, damages, costs and expenses (or any action, claim, suit or proceeding (an “Action”) in respect thereof), as incurred, (a) resulting from any untrue or alleged untrue statement of material fact contained in the Materials or other information provided by or on behalf of the Selling Stockholder to Jefferies, investors or parties to a Transaction, or omission or alleged omission to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading or (b) otherwise resulting from, related to, arising out of or in connection with Jefferies’ services (whether occurring before, at or after the date hereof) under the Agreement, the Transaction or any proposed transaction contemplated by the Agreement or any Indemnified Person’s role in connection therewith, whether or not resulting from an Indemnified Person’s negligence (“Losses”), provided, however, that, in the case of the foregoing clause (b), a Selling Stockholder shall not be responsible for any Losses that arise out of or are based on any action of or failure to act by Jefferies to the extent such Losses are determined, by a final, non-appealable judgment by a court, to have resulted primarily and directly from an Indemnified Person’s gross negligence or willful misconduct (other than an action or failure to act undertaken at the request or with the consent of the Selling Stockholder).

The Selling Stockholder agrees that no Indemnified Person shall have any liability to the Selling Stockholder or its owners, parents, affiliates, securityholders or creditors for any Losses, except to the extent such Losses are determined, by a final, non-appealable judgment by a court, to have resulted primarily and directly from an Indemnified Person’s gross negligence or willful misconduct (other than an action or failure to act undertaken at the request or with the consent of a Selling Stockholder).

The Selling Stockholder agrees that it will not settle or compromise or consent to the entry of any judgment in, or otherwise seek to terminate, any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party to such Action) unless Jefferies has given its prior written consent, or the settlement, compromise, consent or termination (i) includes an express unconditional release of such Indemnified Person from all Losses arising out of such Action and (ii) does not include any admission or assumption of fault on the part of any Indemnified Person.

No Indemnified Person shall settle or compromise or consent to the entry of any judgment in, or otherwise seek to terminate, any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not one or more Selling Stockholder is a party to such Action) unless (i) the Selling Stockholder have given their prior written consent (which shall not be unreasonably withheld), or (ii) the Selling Stockholder shall not have reimbursed the Indemnified Persons in accordance with an Indemnified Person’s request prior to the date of such settlement, or (iii) such Indemnified Person shall have given the Selling Stockholder at least 45 days’ prior notice of its intention to settle and the Selling Stockholder have failed to respond or reasonably object.

If, for any reason (other than by reason of a final, non-appealable judgment by a court as to the gross negligence or willful misconduct of Jefferies as provided above) the foregoing indemnity is judicially determined to be unavailable to an Indemnified Person for any reason or insufficient to hold any Indemnified Person harmless, then the Selling Stockholder agree to contribute to any such Losses in such proportion as is appropriate to reflect the relative benefits received or proposed to be received by the Selling Stockholder and its securityholders, on the one hand, and by Jefferies, on the other, from the Transaction or proposed Transaction or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Selling Stockholder and its securityholders, on the one hand, and Jefferies, on the other, but also the relative fault of the Selling Stockholder and its securityholders on the one hand, and Jefferies, on the other, as well as any relevant equitable considerations.  Notwithstanding the provisions hereof, the aggregate contribution of all Indemnified Persons to all Losses shall not exceed the amount of fees actually received by Jefferies with respect to the services rendered pursuant to the Agreement.  Relative benefits to the Selling Stockholder and its securityholders, on the one hand, and to Jefferies, on the other hand, shall be deemed to be in the same proportion as (i) the total transaction value of the Transaction or the proposed Transaction bears to (ii) all fees actually received by Jefferies in connection with the Agreement.

The Selling Stockholder agree to reimburse the Indemnified Persons for all costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Indemnified Persons (including all such costs and expenses incurred to enforce the terms of this Schedule A) as they are incurred in connection with investigating, preparing, defending or settling any Action for which indemnification or contribution has or is reasonably likely to be sought by the Indemnified Person, whether or not in connection with litigation in which any Indemnified Person is a named party; provided that, if any such reimbursement is for expenses relating to a Loss that is determined, by a final, non-appealable judgment by a court, to have resulted primarily and directly from an Indemnified Person’s gross negligence or willful misconduct (other than an action or failure to act undertaken at the request or with the consent of a Selling Stockholder), such Indemnified Person shall promptly repay such amount to the Selling Stockholder.

The indemnity, contribution and expense reimbursement obligations set forth herein (i) shall be in addition to any liability the Selling Stockholder may have to any Indemnified Person at common law or otherwise, (ii) shall survive the expiration or termination of the Agreement or completion of Jefferies’ services hereunder, (iii) shall apply to any modification of Jefferies’ engagement agreed to in writing by the Selling Stockholder, (iv) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Jefferies or any other Indemnified Person, (v) shall be binding on any successor or assign of the Selling Stockholder and successors or assigns to the Selling Stockholder’s business and assets and (vi) shall inure to the benefit of any successor or assign of any Indemnified Person.  For a period beginning on the date hereof and ending on that date which is three years from termination of this Agreement, prior to entering into any agreement or arrangement with respect to, or effecting, any proposed sale, exchange, dividend or other distribution or liquidation of all or a majority of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Selling Stockholder set forth in this Schedule A, the Selling Stockholder will notify Jefferies in writing thereof (if not previously notified) and, if reasonably requested by Jefferies, shall arrange in connection therewith alternative means of providing for obligations of the Selling Stockholder set forth in this Schedule A, including the assumption of such obligations by another party, insurance, surety bonds or the creation of an escrow, in each case in an amount and upon terms and conditions reasonably satisfactory to Jefferies; provided, however, that, if any action, proceeding or investigation is pending at the end of such three-year period for which a claim for indemnification, contribution or reimbursement under this Schedule A has been made, the Selling Stockholder’s obligations hereunder shall continue until such action, proceeding or investigation has been ultimately resolved.

Notwithstanding anything to the contrary, if and to the extent any Indemnified Person shall have asserted a claim against a Selling Stockholder Affiliate, which claim is made with respect to an event or occurrence giving any such Indemnified Person a substantially similar claim against the Selling Stockholder hereunder, then the Selling Stockholder’s aggregate liability to the Indemnified Person shall not exceed the Selling Stockholder’s Proportionate Share of the Indemnified Persons’ aggregate claims.